  Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF VIVI HOLDINGS, INC.	State of Delaware Secretary of State Division of Corporations Delivered 11:04 AM 10/08/2018 FILED 11:04 AM 10/08/2018 SR 20187028220 - File Number 6078853

The name of this corporation is VIVI HOLDINGS, INC. (the "Corporation"). The Corporation originally filed its Certificate of Incorporation with the Secretary of State of the State of Delaware on June 24, 2016. The undersigned, for the purpose of organizing a corporation for conducting business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the General Corporation Law of the State of Delaware (the "DGCL") hereby adopts this Amended and Restated Certificate of Incorporation (this "Certificate") in accordance with the applicable provisions of Sections 242 and 245 of the DGCL as follows:

Article I
Name

The name of the Corporation is VIVI HOLDINGS, INC.

Article II
Address

The address of the Corporation's registered office in the State of Delaware is 16192 Coastal Highway, Lewes, Sussex County, Delaware 19958 or at such other place as the Board of Directors may from time to time determine The name of its registered agent at such address is Harvard Business Services, Inc.

Article III
Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Article IV
Authorized Capital Stock

The total amount of stock that the Corporation is authorized to issue is Five Hundred Million and Eleven Thousand (500,011,000) shares, of which Four Hundred Eighty Million (480,000,000) shares shall be common stock, par value $0.001 per share ("Common Stock"), and Twenty Million Eleven Thousand (20,011,000) shares shall be preferred stock, par value $0.001 per share ("Preferred Stock") of which one thousand (1,000) shares shall be designated as Series A Preferred Stock ("Series A Preferred Stock"), and ten thousand (10,000) shares shall be designated as Series B Preferred Stock ("Series B Preferred Stock")

A.
Common Stock. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in their name on the books of the Corporation on all matters submitted to a vote of stockholders except as the right to exercise such vote may be limited by the provisions of this Certificate or of any class or series of Preferred Stock established hereunder. Subject to the rights of the holders of Series A Preferred Stock, the holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors (each, a "Director") from time to time. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary of the Corporation, the assets and funds of the Corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts (if any) to which they are entitled, shall be divided and paid to the holders of the Common Stock according to their respective shares.

B.
Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

(a) the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

(b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

(d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

(e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

(g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(b)
the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

(i)
the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

(j)
any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

C.           Special Right of Preferred Stock. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

D.           Series A Preferred Stock

(1) Designation. The designation of the series of preferred stock created hereby shall be "Series A Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be One Thousand shares (1,000), with a par value $.001 per share ("Par Value"). Such number of shares may from time to time be increased or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by the Board of Directors (or a duly authorized committee of the Board of Directors) by a certificate executed, acknowledged and filed with the Secretary of State of the State of Delaware setting forth a statement that a specified decrease therein has been authorized and directed by a resolution duly adopted by the Board of Directors (or a duly authorized committee of the Board of Directors). In case the number of authorized shares of the Series A Preferred Stock shall be so decreased, the number of shares so specified in the certificate shall resume the status of authorized but unissued shares of preferred stock, undesignated as to series. Shares of Series A Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of preferred stock, undesignated as to series.

(2) Dividends. The holders of the Series A Preferred shall not be entitled to receive dividends.

(3) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series A Preferred Stock shall automatically convert their shares of Series A Preferred Stock into Common Stock at the rate provided for in Section 4(b) herein (the "Conversion Rate") and shall be entitled to receive any of the remaining net assets of the Corporation at the same rate as all of the other shares of Common Stock then outstanding.

(4) Conversion of Series A Preferred Stock. The Series A Preferred Stock, in the aggregate, shall be convertible into shares of the Corporation's Common Stock as set forth below.

(a)
Mandatory Conversion. In the event that the Corporation shall be consolidated with or merged into any other corporation, sale of substantially all of the assets of the Corporation or upon any other liquidation event, the Series A Preferred stock will automatically convert at the Conversion Rate into Common Stock as part of the terms of such consolidation or merger so that any holder of Series A Preferred Stock may thereafter receive in lieu of Common Stock otherwise issuable him upon conversion of his or her Series A Preferred Stock at the same kind and amount of securities as may be distributable upon such consolidation or merger with respect to the Common Stock.

(b)            Conversion Rate. The total shares of Series A Preferred Stock shall be convertible on a one-for-one basis into shares of Common Stock without any additional consideration by the holder to effectuate the conversion.

(c)            Additional Provisions Applicable to All Conversions. Any conversion of Series A Preferred Stock into Common Stock pursuant to this Section shall be subject to the following additional terms and provisions:

(1) The Corporation shall not be required to issue any fractions of shares of the Class A Common Stock upon conversion of the Series A Preferred Stock

(2) In the event that the Corporation shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the conversion of the Series A Preferred Stock shall not be effected.

(3) The holder of Series A Preferred Stock will not receive a distribution in the event that the Corporation shall at any time pay to the holders of its Common Stock a dividend in Common Stock or otherwise makes a distribution on the Common Stock until such a time when the Series A Preferred Stock have been converted into Common Stock.

(4) As promptly as practicable after any conversion, the Corporation shall issue and deliver at said offices a certificate(s) for the number of full shares of the Common Stock issuable upon any such conversion, to the person(s) entitled to receive the same. The
Corporation shall issue the certificate(s) for Common Stock in the name(s) so designated with such legends affixed or restrictions imposed as required by federal, state or jurisdictional securities laws as determined by legal counsel for the Corporation; provided that the Corporation is not advised by its counsel that the issuance of such certificate(s) would be in violation of federal, state or jurisdictional securities law.

(5) The issuance of certificates for shares of Common Stock upon conversion of any shares of the Series A Preferred Stock shall be made without charge for any tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record as the Series A Preferred Stock so converted, the person or persons requesting, the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid or is not due and payable.

(5)
Ranking. As long as any shares of the Series A Preferred Stock remain outstanding, the Corporation shall not, without obtaining the prior written consent of the holders of at least two-thirds in number of the shares of the Series A Preferred Stock then outstanding, create, authorize or issue any other class or series of capital stock of the Corporation, the terms of which provide that such class or series shall rank prior to the Series A Preferred Stock in respect to rights upon dissolution, liquidation or winding up of the Corporation; provided, however, the Corporation may at any time create, authorize or issue, without the consent of any of the holders of the Series A Preferred Stock, other classes or series of capital stock which rank junior to, or on parity with, the Series A Preferred Stock in respect to dissolution, liquidation or winding up of the Corporation.

(6)           Amendments. This designation of the Series A Preferred Stock may be amended only upon both (i) the affirmative vote of not less than a majority of the holders of the shares of Series A Preferred Stock outstanding at the time such amendment is proposed, and (ii) the affirmative vote of not less than a majority of the directors of the Corporation then holding office and entitled to vote on such amendment.

(7)           Voting Rights. The holders of Series A Preferred Stock shall have voting rights equal to 100,000 Common Shares for each Share of Series A Preferred Stock, meaning, that the Series A Preferred Stock holder(s), will be casting 100,000,000 votes at each Shareholder meeting.

E.
Series B Preferred Stock

(1) Designation. The designation of the series of preferred stock created hereby shall be "Series B Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be Ten Thousand shares (10,000), with a par value $.001 per share ("Par Value"). Such number of shares may from time to time be increased or decreased (but not below the number of shares of Series B Preferred Stock then outstanding) by the Board of Directors (or a duly authorized committee of the Board of Directors) by a certificate executed, acknowledged and filed with the Secretary of State of the State of Delaware setting forth a statement that a specified decrease therein has been authorized and directed by a resolution duly adopted by the Board of Directors (or a duly authorized committee of the Board of Directors). In case the number of authorized shares of the Series B Preferred Stock shall be so decreased, the number of shares so specified in the certificate shall resume the status of authorized but unissued shares of preferred stock, undesignated as to series. Shares of Series B Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of preferred stock, undesignated as to series.

(2) Dividends. The holders of the Series B Preferred shall be entitled to receive dividends paid on the Company's Common Stock.

(3) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series B Preferred Stock shall not have any liquidation preference.

(4) Conversion of Series B Preferred Stock. The Series B Preferred Stock, in the aggregate, shall be convertible into shares of the Corporation's Common Stock as set forth below.

(a)
Mandatory Conversion. In the event that the Corporation shall be consolidated with or merged into any other corporation, sale of substantially all of the assets of the Corporation or upon any other liquidation event, the Series B Preferred stock will automatically convert at the Conversion Rate into Common Stock as part of the terms of such consolidation or merger so that any holder of Series A Preferred Stock may thereafter receive in lieu of Common Stock otherwise issuable him upon conversion of his or her Series B Preferred
Stock at the same kind and amount of securities as may be distributable upon such consolidation or merger with respect to the Common Stock..

(b)            Conversion Rate. The total shares of Series B Preferred Stock shall be convertible into Common Stock so that after the conversion, the Series B Preferred shareholders will own ten percent (10%) of the total issued and outstanding shares of Common Stock without any additional consideration by the holder to effectuate the conversion.

(c)            Additional Provisions Applicable to All Conversions. Any conversion of Series B Preferred Stock into Common Stock pursuant to this Section shall be subject to the following additional terms and provisions:

(1) The Corporation shall not be required to issue any fractions of shares of the Class A Common Stock upon conversion of the Series A Preferred Stock

(2) In the event that the Corporation shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the conversion of the Series B Preferred Stock shall not be affected.

(3) The holder of Series B Preferred Stock will not receive a distribution in the event that the Corporation shall at any time pay to the holders of its Common Stock a dividend in Common Stock or otherwise makes a distribution on the Common Stock until such a time when the Series A Preferred Stock have been converted into Common Stock.

(4) As promptly as practicable after any conversion, the Corporation shall issue and deliver at said offices a certificate(s) for the number of full shares of the Common Stock issuable upon any such conversion, to the person(s) entitled to receive the same.  The Corporation shall issue the certificate(s) for Common Stock in the name(s) so designated with such legends affixed or restrictions imposed as required by federal, state or jurisdictional securities laws as determined by legal counsel for the Corporation; provided that the Corporation is not advised by its counsel that the issuance of such certificate(s) would be in violation of federal, state or jurisdictional securities law.

(5) The issuance of certificates for shares of Common Stock upon conversion of any shares of the Series B Preferred Stock shall be made without charge for any tax in respect of such issuance. however, if any certificate is to be issued in a name other than that of the holder of record as the Series B Preferred Stock so converted, the person or persons requesting, the issuance thereof shall pay to the Corporation the amount of any B which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid or is not due and payable.

(5) Protective Provisions. As long as any shares of the Series B Preferred Stock remain outstanding, the Corporation shall not, without obtaining the prior written consent of the holders of at least 66 and 2/3% of the holders of the then outstanding Series B Preferred Stock holders, voting together as a class, (i) increase or decrease the total number of authorized Series B Preferred Stock; (ii) effect an exchange, reclassification or cancellation of all or a part of the Series B Preferred Stock; (iii) effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series B Preferred Stock; or alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares of such series, including the rights set forth in this Certificate of Designation; provided, however, the Corporation may at any time create, authorize or issue, without the consent of any of the holders of the Series B Preferred Stock, other classes or series of capital stock which rank junior to, or on parity with, the Series B Preferred Stock in respect to dissolution, liquidation or winding up of the Corporation, and further provided that the Corporation.

(6) Amendments to Certificate of Designation. This designation of the Series B Preferred Stock may be amended only upon the affirmative vote of at least 66 and 2/3% of the holders of the shares of Series B Preferred Stock outstanding at the time such amendment is proposed; provided however, the Corporation may, by any means authorized by law and without any vote of the holders of shares of the Series B Preferred Stock, make technical, corrective, administrative or similar changes in this Certificate of Designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of the Series B Preferred Stock.

(7) Amendments to Articles of Incorporation and Bylaws. The Corporation shall not, without the affirmative vote of at least 66 and 2/3% of the holders of the shares of Series B Preferred Stock outstanding, voting separately as a class, (i) amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws of the Corporation so as to adversely affect the designations, preferences, limitations and relative rights of the Series B Preferred Stock; (ii) effect any reclassification of the Series B Preferred Stock; or (iii) designate any additional series of preferred stock, the designation of which adversely effects the rights privileges, preferences, or limitations of the Series B Preferred Stock.

(8) Voting Rights. The holders of Series B Preferred Stock shall have voting rights on an as converted basis equal to 10% of total issued and outstanding of the Capital Stock, upon the conversion of the Series A and Series B Preferred Stock.

Article V
Stockholder Action

A.            Action without Meeting. Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation may be taken or effected by a written consent of stockholders in lieu thereof.

B.            Special Meetings. Special meetings of the stockholders of the Corporation may be called only by the Board of Directors, Chairman of the Board of Directors, or the Chief Executive Officer acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, and special meetings of stockholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

Article VI
Directors

A.            General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

B.            Class of Directors. The Board of Directors shall be divided into two classes of directors, Class I Directors and Class II Directors, all of whom shall be eligible for election at each annual meeting of the Stockholders.

C.            Election of Directors. Election of Directors need not be by written ballot unless the Bylaws of the Corporation (the "By-laws") shall so provide. Except as otherwise provided by law or in this Certificate, the holders of the Common Stock shall have the exclusive right to vote together as a single class for the election of Class II directors of the Corporation only. The Class I Directors shall only be elected by the vote of the holders of the issued and outstanding shares of Series A Preferred Stock voting together as a single class. To the extent that there are no shares of Series A Preferred Stock issued and outstanding, then in such event all directors shall be elected by the vote of the holders of the issued and outstanding shares of Common Stock, voting together as a single class.

D.            Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors; provided however that the Class I Directors shall always be a number equal to the number of Class II Directors plus one. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at each succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

E.            Vacancies. Any and all vacancies in the Board of Directors held by a Class II Director, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the Common stockholders. Any and all vacancies in the Board of Directors held by a Class I Director, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Class I Directors then in office, even if less than a quorum of the Board of Directors, and not by the Series A Preferred stockholders

Any Director appointed in accordance with the preceding paragraph shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. When the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI.0 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

F.            Removal. Any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only for cause and (ii) only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock then entitled to vote at an election of Directors. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

G.
No Cumulative Voting. No stockholder will be permitted to cumulate votes at any election of director.

Article VII
Limitation of Liability

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any amendment, repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director at the time of such amendment, repeal or modification.

Article VIII
Indemnification; Advancement of Expenses; Exceptions

A.            Indemnification. The Corporation shall, to the fullest extent permitted by applicable law, and as more particularly described in the By-laws, indemnify, defend and hold harmless its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Corporation or other entity) by reason of the fact that such director or officer is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, but not limited to, attorneys' fees and costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding, except as otherwise provided in Article VIII.0 hereof. A person who serves or has served as an employee or agent of the Corporation, but who is not or was not a director or officer is hereafter called a "non-officer employee." Each non-officer employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by applicable law and as more particularly described in the By-laws. A director, officer or non-officer employee of the Corporation entitled to indemnification under this Article VIII.A is hereafter called a "covered person."

B.            Expenses. Expenses incurred by a covered person in defending a threatened, pending or completed civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation, except as otherwise provided in Article VIII.0 hereof.

C.Exceptions. No indemnification under Article VILLA hereof or advancement or reimbursement of expenses under Article VIII.B hereof shall be provided to a covered person (i) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the Corporation in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended; (ii) if a final unappealable judgment or award establishes that such director or officer engaged in intentional misconduct or a transaction from which the member, director or officer derived an improper personal benefit; (iii) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers' and directors' liability insurance paid for or maintained by the Corporation or other person or entity; or (iv) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the Corporation, which written consent shall not be unreasonably withheld. The Board of Directors is hereby authorized, at any time by resolution and without stockholder approval, to add to the above list of exceptions from the right of indemnification under Article VILLA hereof or advancement or reimbursement of expenses under Article VIII.B hereof. Any such additional exception may, at any time after its adoption, be amended, supplemented, waived or terminated by further resolution of the Board of Directors.

Article IX
Amendment of By-Laws

Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

Article X
Amendment of Certificate of Incorporation

The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of capital stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of not less than a majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of not less than a majority of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII, Article IX or Article X of this Certificate.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed as of the 5th day of October, 2018.

VIVI HOLDINGS, INC.

By: /s/ Lucas Sodré Santos
Lucas Sodré Santos, Secretary